Exhibit 99.1

CONTACTS FOR KNIGHT

Margaret Wyrwas

Senior Managing Director, Head of Corporate Communications & Investor Relations

201-557-6954 or mwyrwas@knighttrading.com

Judy Pirro

Vice President, Investor and Shareholder Relations

201-356-1548 or jpirro@knighttrading.com

Kara Fitzsimmons

Vice President, Corporate Communications

201-356-1523 or kfitzsimmons@knighttrading.com

FOR IMMEDIATE RELEASE:

KNIGHT TRADING GROUP REPORTS $0.13 GAAP EARNINGS PER SHARE

FOR SECOND QUARTER 2003

GAAP earnings include loss from discontinued operations of Knight Securities Japan and domestic severance charges of $0.02 per share

Excluding the $0.02 of loss from discontinued operations and domestic severance charges,

Knight earned second quarter income from operations of $0.15 per share

JERSEY CITY, New Jersey (July 16, 2003) – Knight Trading Group, Inc. (Nasdaq: NITE) today reported GAAP net income of $14.8 million for the second quarter of 2003, or $0.13 per share. For the second quarter of 2002, the company reported a net loss of $23.5 million, or $0.19 loss per share.

The results for the second quarter of 2003 included losses from discontinued operations related to the closure of Knight Securities Japan of $1.1 million, or $0.01 loss per share, and charges for domestic severance costs totaling $1.1 million, or $0.01 loss per share. Excluding the $0.02 loss per share, the firm earned $16.9 million, or $0.15 per share, in the second quarter of 2003. The results for the prior year period included losses from discontinued operations, charges related to the reduction of European operations, severance and other domestic non-operating items of $21.6 million, or $0.17 loss per share. Excluding the loss from discontinued operations, charges and non-operating items, the net loss for the prior year second quarter was $1.9 million, or $0.02 loss per share.

Revenues for the second quarter of 2003 were $159.4 million, compared to $129.9 million for the second quarter of 2002. During the second quarter of 2003, the company’s cash equity and options market-making activities generated net trading revenue and interest of $97.7 million and $32.7 million, respectively, versus $83.4 million and $27.0 million during the second quarter of 2002.

	Second Quarter 2003	Second Quarter 2002
Revenues ($)	159,363,439	129,890,002
Income/(loss) from continuing operations ($)	15,859,342	(23,053,219)
Loss from discontinued operations ($)	(1,068,366)	(473,780)
Net income/(loss) ($)	14,790,976	(23,526,999)
Diluted EPS from continuing operations ($)	0.14	(0.19)
Diluted EPS from discontinued operations ($)	(0.01)	(0.00)
Diluted EPS ($)	0.13	(0.19)
U.S. equity trades executed	46,919,338	29,145,641
Average daily U.S. equity trades	744,751	455,401
U.S. equity shares traded *	84,132,314,324	46,171,683,355
U.S. options contracts traded	16,016,171	12,191,140

*	Includes 47.1 billion and 25.4 billion of OTC Bulletin Board and Pink Sheet shares for the second quarter of 2003 and second quarter of 2002, respectively.

	YTD 2003	YTD 2002
Revenues ($)	285,675,882	261,948,334
Income/(loss) from continuing operations ($)	7,079,940	(32,890,490)
Loss from discontinued operations ($)	(2,124,297)	(3,331,998)
Net income/(loss) ($)	4,955,643	(36,222,488)
Diluted EPS from continuing operations ($)	0.06	(0.27)
Diluted EPS from discontinued operations ($)	(0.02)	(0.03)
Diluted EPS ($)	0.04	(0.29)
U.S. equity trades executed	81,089,608	57,937,537
Average daily U.S. equity trades	653,948	467,238
U.S. equity shares traded *	150,497,904,830	87,286,633,745
U.S. options contracts traded	28,891,727	23,483,327

*	Includes 87.1 billion and 46.1 billion of OTC Bulletin Board and Pink Sheet shares for the year-to-date 2003 and year-to-date 2002, respectively.

“Knight’s efforts over the last year to strategically grow the business and cut costs had their greatest impact to date on our bottom-line results,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “This internal progress, combined with increased opportunity in a stock market characterized by increased volume and intra-day volatility, helped us to achieve second quarter results beyond the projections we released in November 2002. Across the board, Knight’s domestic businesses – cash equities, options and asset management – were in the black. Meanwhile, the drag of international operations on earnings was finally eliminated during the quarter. Our Japanese operations have been closed, and our London sales office contributed slightly to our overall profitability.”

Domestic Businesses

The company’s domestic businesses earned net income of $15.6 million, or $0.14 per share. The results of the domestic businesses included charges for severance related to headcount reductions of $1.1 million, or $0.01 loss per share. Excluding this charge, the company’s domestic businesses had net income of $16.7 million, or $0.15 per share, led by a strong performance in the cash equity market-making business. For the second quarter of 2002, the net loss from all domestic businesses was $2.9 million, or $0.02 loss per share. Included in these results are severance and other non-operating items of

$4.0 million, or $0.03 loss per share. Excluding these non-operating items, the company’s domestic businesses had net income of approximately $1.1 million, or $0.01 per share, in the second quarter of 2002.

“Strategic adjustments in our broker-dealer operation created the efficiencies and client mix we sought, without sacrificing execution capabilities or client service,” Mr. Joyce said. “We reduced headcount, costs for clearing and execution, and rebates, resulting in increased profitability. But we also experienced real growth in NMS share volumes from our broker-dealer clients, resulting in higher market share and overall revenue capture. The growth of Knight’s institutional business met our most ambitious targets for the second quarter. Our clients have responded extremely well to our personnel, product and service expansion. With these additions, today we are closer to being the full-service trade execution provider institutions seek. At the same time, we recognize that this business is still developing, and we will continue to adjust our offerings, new business strategies and corporate culture.”

The company’s Asset Management business segment generated $9.8 million in asset management fees during the second quarter of 2003, up from $6.8 million in the same period a year ago, reflecting better returns. The asset management business had approximately $1.3 billion and $1.2 billion of funds under management at June 30, 2003 and 2002, respectively. In addition, the company earned $3.9 million during the second quarter of 2003 on its investment in the Deephaven fund.

The company had 868 employees in the U.S. at the end of the second quarter, down from 967 at the end of 2002 and down from 1,011 at the end of June 2002.

International Businesses

For the second quarter of 2003, continuing international operations were slightly profitable. For the second quarter of 2002, the net loss from international operations was $20.2 million, or $0.16 loss per share. The second quarter 2002 results included charges related to the reduction of European operations including severance and other non-operating items of $17.2 million, or approximately $0.14 loss per share. Excluding these non-operating items, the net loss from international operations in the second quarter of 2002 was $3.4 million, or $0.03 loss per share.

On May 2, 2003, Knight Securities Japan Ltd., a joint venture with Nikko Cordial Group, ceased its trading operations in Japan. Thereafter, Knight and Nikko commenced the process required to liquidate this subsidiary. In the second quarter of 2003, the company recorded losses from discontinued operations of $1.1 million. The loss from discontinued operations for the second quarter of 2002 was $474,000.

As of June 30, 2003, Knight had 22 employees in Europe. The company had 63 employees in all international operations at the end of 2002, compared to 99 international employees at the end of June 2002.

“Much of the increased volume and intra-day volatility we saw in the equity market during the second quarter occurred in Nasdaq NMS stocks, which drove the performance of Knight’s cash equity business,” Mr. Joyce said. “Options contract volume also increased during the quarter, but it was improved expense management that most contributed to Knight’s positive results in that business, as revenue capture per options contract continued to slip. We don’t expect the equity market to be as accommodating, from a trading perspective, over the next few months as it was in the second quarter. The third quarter is typically the weakest, and neither government nor business indicators are providing a clear picture for the second half of the year. We are encouraged by our performance through June 2003, but we remain grounded. We will meet our definition of success when Knight has achieved long-term, sustainable profitability regardless of market environment.”

Liquidity and Stock Repurchase Plan

The company had $738.4 million in stockholders’ equity as of June 30, 2003, equivalent to a book value of $6.54 per share. As of June 30, 2003, the company had $255.0 million in cash and cash equivalents and a $186.8 million investment in funds managed by its Deephaven subsidiary.

At its May 12, 2003 meeting, the Board of Directors authorized an additional increase in the size of the repurchase program from $70 million to $95 million. Under the $95 million stock repurchase program, the company has repurchased 13,767,300 shares for $69.2 million. The company did not repurchase any shares under this program during the second quarter of 2003. The company cautions that there are no assurances that any further repurchases may actually occur.

Knight Trading Group had approximately 112.9 million shares of common stock outstanding as of June 30, 2003.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in cash equities and options. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains an asset management business of more than $1.3 billion for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Copies of this earnings release and other information on the company can be obtained via the Internet at the company’s Web site, or by calling the company’s toll-free investor information line at 1-877-INFO-NITE. The company will conduct its second quarter earnings conference call for analysts, investors and the media at 9:00 a.m. (EDT) today, July 16, 2003. The conference call will be Webcast live at 9:00 a.m. (EDT) for all investors and interested parties on Knight’s Web site. In addition, the company will release its volume statistics for June 2003 before the start of trading today on Knight’s Web site.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its net income (loss) amounts for certain reporting periods before losses from discontinued operations, identified charges and other non-operating items to assist the reader in understanding the impact of these charges and non-operating items on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

[Financial tables follow]

# # #

KNIGHT TRADING GROUP, INC.

Consolidated Statements of Operations*

	For the three months ended June 30		For the six months ended June 30
	2003	2002	2003	2002
Revenues
Net trading revenue	$129,262,719	$109,529,154	$220,289,641	$220,788,427
Commissions and fees	14,573,403	10,256,759	26,404,939	21,262,393
Asset management fees	9,766,106	6,847,523	23,991,827	13,977,503
Interest and dividends, net	1,236,869	1,017,485	3,007,231	2,604,433
Investment income and other	4,524,342	2,239,081	11,982,244	3,315,578

Total revenues	159,363,439	129,890,002	285,675,882	261,948,334

Expenses
Employee compensation and benefits	61,441,064	56,622,612	115,459,037	114,538,568
Execution and clearance fees	30,644,548	28,975,157	59,862,172	57,468,150
Payments for order flow	12,857,221	17,038,020	24,414,101	36,043,344
Communications and data processing	8,002,990	9,234,629	16,737,296	19,574,980
Depreciation and amortization	7,395,158	9,299,583	15,510,796	18,657,266
Occupancy and equipment rentals	4,902,294	6,567,802	9,337,926	13,461,144
Professional fees	3,783,242	3,150,063	7,575,406	9,819,516
Business development	1,880,747	3,184,134	3,830,652	4,337,710
International charges	—	27,645,516	—	28,395,515
Writedown of assets and lease loss accrual	—	4,862,282	17,412,066	9,060,949
Other	2,045,884	2,807,316	4,710,440	6,595,950

Total expenses	132,953,148	169,387,114	274,849,892	317,953,092

Income/(loss) before income taxes, minority interest, and discontinued operations	26,410,291	(39,497,112)	10,825,990	(56,004,758)
Income tax expense/(benefit)	10,550,949	(12,626,277)	3,746,050	(18,013,771)

Income/(loss) before minority interest and discontinued operations	15,859,342	(26,870,835)	7,079,940	(37,990,987)
Minority interest in consolidated subsidiaries	—	(3,817,616)	—	(5,100,497)

Income/(loss) before discontinued operations	15,859,342	(23,053,219)	7,079,940	(32,890,490)
Loss from discontinued operations	(1,068,366)	(473,780)	(2,124,297)	(3,331,998)

Net income/(loss)	$14,790,976	$(23,526,999)	$4,955,643	$(36,222,488)

Basic and Diluted earnings per share from continuing operations	$0.14	$(0.19)	$0.06	$(0.27)

Basic and Diluted earnings per share from discontinued operations	$(0.01)	$(0.00)	$(0.02)	$(0.03)

Basic and Diluted earnings per share	$0.13	$(0.19)	$0.04	$(0.29)

Shares used in the computation of basic earnings per share	110,605,879	122,587,427	112,318,599	123,357,673

Shares used in the computation of diluted earnings per share	113,616,863	122,587,427	115,006,879	123,357,673

*	Certain prior period amounts have been reclassified to conform to the current year presentation.

KNIGHT TRADING GROUP, INC.

Consolidated Statements of Financial Condition

	June 30, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$254,993,239	$316,722,259
Securities owned, held at clearing brokers, at market value	3,012,955,038	1,984,500,084
Receivable from brokers and dealers	388,750,760	480,203,140
Investment in Deephaven sponsored fund	186,815,916	153,790,799
Fixed assets and leasehold improvements at cost, less accumulated depreciation	43,163,551	58,066,695
Strategic investments	19,696,639	24,715,110
Intangible assets, less accumulated amortization	33,511,185	34,852,535
Goodwill	17,536,945	17,536,945
Other assets	90,120,328	101,488,739

Total assets	$4,047,543,601	$3,171,876,306

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$3,165,141,569	$2,254,900,355
Payable to brokers and dealers	20,148,234	35,271,654
Accrued compensation expense	54,594,842	60,525,247
Accounts payable, accrued expenses and other liabilities	61,427,126	52,753,720

Total liabilities	3,301,311,771	2,403,450,976

Minority interest in consolidated subsidiaries	7,795,938	12,009,561

Stockholders’ equity
Class A Common Shares	1,253,294	1,247,053
Additional paid-in capital	343,937,604	340,211,426
Retained earnings	465,487,297	460,541,000
Treasury stock, at cost	(62,555,053)	(35,423,292)
Unamortized stock-based compensation	(9,687,250)	(6,791,533)
Accumulated other comprehensive income (loss)—foreign currency translation adjustments, net of tax	—	(3,368,885)

Total stockholders’ equity	738,435,892	756,415,769

Total liabilities and stockholders’ equity	$4,047,543,601	$3,171,876,306